                                                                   EXHIBIT 99.14


                             CAPITOLBANK SACRAMENTO

                                300 Capitol Mall

                              Sacramento, CA 95814

                                 (916) 449-8300

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  May 25, 1994

TO THE SHAREHOLDERS OF CAPITOLBANK SACRAMENTO:

     NOTICE IS HEREBY GIVEN that pursuant to its Bylaws and the call of its Board of Directors, the Annual Meeting of Shareholders ("Meeting") of CAPITOLBANK SACRAMENTO ("Bank") will be held at the offices of the Bank, 300 Capitol Mall, Sacramento, California, on Wednesday, May 25, 1994, at 5:00 p.m., for the purpose of considering and voting upon the following matters:

     1. Election of Directors. The Board of Directors has nominated the following nine persons for election to the Board of Directors to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified:

     RALPH ANDERSEN                 LOUIS G. FIFER
     THOMAS J. HAMMER               ROBERT T. JENKINS
     WILLIAM J. MARTIN              THAYER T. PRENTICE
     CAROLYN G. REID                J. AL WICKLAND
     JOHN A. WICKLAND, III

     2. Amendment to Stock Option Plan. To approve an amendment to the Bank's 1992 Stock Option Plan to increase the number of shares available thereunder from 306,023 to 500,000.

     3. Ratification of Independent Public Accountants. To ratify the appointment of KPMG Peat Marwick as independent public accountants for the Bank for the current year.

     4. To transact such other business as may properly come before the Meeting and at any adjournment or postponement thereof.

     Section 16(b) of Article III of the Bylaws of the Bank provides for nomination of directors in the following manner:

     "Nomination for election of members of the Board of Directors may be made by the Board of Directors or by any stockholder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Notice of intention to make any nominations, (other than nominations by the Board of Directors) shall be made in writing and shall be delivered or mailed to the President of the corporation not less than 21 days nor more than 60 days prior to any meeting of stockholders called for the election of directors; provided, however, that if less than 21 days notice of the meeting is given to shareholders, such notice of intention to nominate shall be mailed or delivered to the President of the corporation not later than the close of business on the tenth day following the day on which the notice of meeting was mailed; provided further that if notice of such meeting is sent by third-class mail as permitted by Section 6 of these Bylaws, no notice of intention to make nominations shall be required. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the corporation owned by the notifying shareholder. Nominations not made in accordance herewith may, in the discretion of the Chairman of the meeting, be disregarded, and upon the Chairman's instructions, the inspectors of election can disregard all votes cast for each such nominee.
A copy of this paragraph shall be set forth in a notice to shareholders of any meeting at which Directors are to be elected."

     Only those shareholders of record at the close of business on April 15, 1994 will be entitled to notice of and to vote at the Meeting, and at any adjournment or postponement thereof.

By Order of the Board of Directors


/s/ Thayer T. Prentice

Thayer T. Prentice
Vice Chairman &
Chief Executive Officer

DATED:  May 4, 1994

     YOUR VOTE IS IMPORTANT. WE URGE YOU TO SIGN AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU DO ATTEND THE MEETING, YOU MAY VOTE BY BALLOT AT THE MEETING, THEREBY REVOKING ANY PROXY PREVIOUSLY GIVEN.

                             CAPITOLBANK SACRAMENTO

                                300 Capitol Mall
                          Sacramento, California 95814
                                 (916) 449-8300

                                PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 25, 1994

                                  INTRODUCTION

          The 1994 Annual Meeting of Shareholders of the Bank will be held on Wednesday, May 25, 1994, at 5:00 p.m. at the offices of the Bank, 300 Capitol Mall, Sacramento, California, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This proxy statement is furnished in connection with the solicitation by the Board of Directors of proxies to be used at the Meeting and at any adjournment or postponement thereof. This proxy statement and the accompanying proxy are first being sent to shareholders on or about May 4, 1994.

          If a proxy in the accompanying form is duly executed and returned in time for the meeting, the shares represented thereby will be voted by the proxyholders in accordance with the instructions on the proxy. If no instruction is specified, the shares will be voted for the nominees identified in this proxy statement, for the amendment to the Stock Option Plan, for the ratification of the appointment of KPMG Peat Marwick as independent public accountants for the Bank for the current year, and in accordance with the recommendations of the Board of Directors on such other matters as may properly be presented at the Meeting. The proxy may, nevertheless, be revoked prior to its exercise by delivering written notice of revocation to the Assistant Secretary of the Bank, by executing a later dated proxy or by attending the Meeting and voting in person.

          The expense of preparing, assembling, printing and mailing this proxy statement and the material used in this solicitation of proxies will be borne by the Bank. It is contemplated that proxies will be solicited through the mail, but officers and regular employees of the Bank may solicit proxies personally.

          The annual report of the Bank to its shareholders, including financial statements for the fiscal year ended December 31, 1993 (which also serves as the Bank's Annual Disclosure Statement under applicable FDIC regulations), is being provided to shareholders with this proxy statement. Additional copies of the annual report may be obtained upon request of the Corporate Secretary, CapitolBank Sacramento, P.O. Box 2311, Sacramento, California 95812-2311 (916) 449-8300.

                                VOTING SECURITIES

          The Board of Directors set April 15, 1994 as the record date for the purpose of determining the shareholders entitled to notice of and to vote at the Meeting. On April 15, 1994, there were 4,080,302 shares of the Bank's common stock outstanding. Each share of common stock is entitled to one vote on each matter that comes before the Meeting (except as noted below under the discussion of cumulative voting).

          In connection with the election of directors, shares are entitled to be voted cumulatively if a shareholder present at the Meeting has given notice of his or her intention to vote his or her shares cumulatively. If a shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. If a proxy is marked for the election of directors without any exception indicated, it may, at the discretion of the proxyholders, be voted cumulatively in the election of directors. Cumulative voting entitles a shareholder to give one nominee as many votes as is equal to the number of shares owned by such shareholder multiplied by the number of directors to be elected, or to distribute his or her votes on the same principle between two or more nominees as he or she sees fit.

                              REGULATORY AGREEMENT

          On February 24, 1993, the Bank entered into a Memorandum of Understanding (the "Memorandum") with the Federal Deposit Insurance Corporation (the "FDIC") and the California State Banking Department (the "State") as a result of a joint examination of the Bank by the FDIC and the State. The FDIC performed a subsequent examination of the Bank as of November 15, 1993. Based upon the results of that examination, on February 7, 1994, the FDIC, along with the State, terminated the existing Memorandum.


                      PROPOSAL ONE:  ELECTION OF DIRECTORS

          The Bylaws of the Bank provide that the authorized number of directors of the Bank shall be not less than seven nor more than thirteen, the exact number of directors within said range to be fixed by a duly adopted resolution of the Board of Directors. Pursuant to such a resolution, the Board has fixed the number of directors at nine. The nine persons named below, all of whom are presently members of the Board of Directors of the Bank, have been nominated for election to serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified, or until such director's earlier death, resignation or removal. All persons named below have consented to being named as nominees in this proxy statement and to serve if elected. If any of the nominees should unexpectedly decline or be unable to act or serve as a director, the proxies may be voted for a substitute nominee to be designated by the Board of Directors. Shares represented by executed proxies shall be voted, if authority to do so is not withheld, for the nine nominees named below, subject to the proxyholders' discretionary power to cumulate votes. The nine nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors.

          Certain information with respect to the persons nominated by the Board of Directors for election as directors, and all nominees for election, and principal officers of the Bank as a group, is set forth below:


- - -----------------------------------------------------------------------------
                                                 Common Stock
                                First Year       Beneficially
                                Elected or         Owned on
                                Appointed a   April 15, 1994 (1)
                          Age    Director       No.           %
- - -----------------------------------------------------------------------------
Ralph Andersen            54       1994             0          0%
Louis G. Fifer            45       1991           500        .01%
Thomas J. Hammer, Jr.     61       1991         1,500        .03%
Robert T. Jenkins         50       1991         1,000        .02%
William J. Martin (2)     47       1994        26,042        .64%
Thayer T. Prentice (3)    57       1994        31,250        .77%
Carolyn G. Reid           55       1991         3,000        .07%
J. Al Wickland, Jr.       73       1986       839,254      20.60%
John A. Wickland, III     49       1989       180,705       4.40%
- - -----------------------------------------------------------------------------

Directors and Principal
Officers (14 persons) (4) (5)               1,109,507      26.60%

- - -----------------------------------------------------------------------------

(1) Unless otherwise indicated and subject to community property laws, each of the above Directors holds sole voting and investment power as to all shares owned.

(2) Includes 26,042 shares which may be acquired under stock options exercisable within 60 days of April 15, 1994.

(3) Includes 31,250 shares which may be acquired under stock options exercisable within 60 days of April 15, 1994.

(4) As used in this proxy statement, the term "officer" or "principal officer" means a Chairman of the Board of Directors, Vice Chairman of the Board, President, Executive Vice Presidents, Senior Vice Presidents, Corporate Secretary, Vice President, and any other person who participates in major policy-making functions of the Bank.

(5) Includes 82,592 shares which may be acquired under stock options exercisable within 60 days of April 15, 1994.

Principal Shareholders

     The following table sets forth certain information regarding all shareholders who beneficially own more than 5% of the outstanding shares of Common Stock of the Bank (the only class outstanding) as of April 15, 1994, the record date for determining shareholders entitled to vote.

- - ------------------------------------------------------------------------------
                                  Number of Shares                Percent of
Name and Address of               Directly or                    Outstanding
Beneficial Owner                  Beneficially Owned                Shares
- - ------------------------------------------------------------------------------
J. Al Wickland, Jr.
3640 American River Drive
Sacramento, California
95853                                 839,254 (1)                    20.6%

(1) Mr. Wickland, a Director of the Bank, holds sole voting and investment power to all of his shares.

Business Experience of Nominees

     Ralph Andersen: Mr. Andersen, 54, was appointed as a Director on March 30, 1994. Since his retirement in 1987, Mr. Andersen has served as a member of the Board of Directors of The Junior Statesmen Foundation, University of California Berkeley Foundation, Sutter Community Hospitals, Salvation Army, and the ICMA Retirement Corporation. From 1972 to 1987, Mr. Andersen owned and operated Ralph Andersen & Associates, a management consulting firm, with offices in Sacramento and Newport Beach, California and Dallas, Texas. Mr. Andersen also engaged in real estate development and investment in Sacramento, California, and served on the Board of Directors of Point West Bank (from 1982 to 1988) until Point West Bank was sold to First Interstate Bank. From 1964 to 1971, Mr. Andersen served as Principal Assistant to the Director of the League of California Cities.

     Louis G. Fifer: Mr. Fifer has served as a director since May 1991. Currently, Mr. Fifer also serves as the Vice President of Operations with Hotel Information Systems, a manufacturer and provider of hospitality information systems. Prior to that time, he served in various managerial and ownership capacities with Systems Integrators, Inc., a company engaged in the development and sales of computerized publishing systems. Mr. Fifer terminated his employment with Systems Integrators, Inc. on October 31, 1992. Systems Integrators,

Inc. filed a petition under Chapter 11 of the U.S. Bankruptcy Code on September 22, 1993.

     Thomas J. Hammer, Jr.: Mr. Hammer has served as a director since November 1991. For more than five years, Mr. Hammer has served as the President of Shasta Linen Supply, Inc., a Sacramento based linen service provider.

     Robert T. Jenkins: Mr. Jenkins has served as a director since September 1991. For more than five years, he has served in various capacities with Intel Corporation, a worldwide developer and manufacturer of advanced computer chips. Most recently, Mr. Jenkins has served as Vice President and Director of Corporate Licensing of Intel Corporation.

     William J. Martin: Mr. Martin, 47, was appointed as President and Chief Operating Officer on April 2, 1994. Mr. Martin became a Director effective April 15, 1994. From December 1993 to April 1, 1994, Mr. Martin served as Executive Vice President of American River Bank. From October 1990 to December 1993, Mr. Martin served as Executive Vice President and Commercial Lending Manager of the Sacramento Regional Office of Bank of San Francisco. For more than 20 years prior to that time, Mr. Martin served in various capacities in the banking industry, including as Senior Vice President and Manager of First Interstate Bank's Sacramento Business Banking Center (from January 1989 to October 1990), Executive Vice President of Point West Bank, Sacramento, California (from October 1986 to January 1989) and with Crocker National Bank (from 1971 to 1986).

     Thayer T. Prentice: Mr. Prentice, 56, was appointed as a Director on March 30, 1994. Prior to that time, Mr. Prentice served in various capacities at Bank of San Francisco, including Chairman, President and Chief Executive Officer (from November 1, 1991 through August 4, 1993) and Vice Chairman (from 1990 through November 1, 1991). From 1988 to 1990, Mr. Prentice served as Executive Vice President and Division Manager of First Interstate Bank, and from 1979 to 1988, Mr. Prentice served as President and Chief Executive Officer of Point West Bank. Mr. Prentice also has served on the Board of Directors of the Dean's Advisory Council of the Graduate School of Management of the University of California at Davis since 1990 and on the Salvation Army Advisory Board in Sacramento, California, since 1980 (serving as Chairman in 1984).

     Carolyn G. Reid: Ms. Reid has served as a director since May 1991. For more than five years, she has been Vice President and Co-Owner of Reid and Associates, a building materials marketing and sales company in Sacramento.

     J. Al Wickland, Jr.: Mr. Wickland has served as a director since March 1986, and as Chairman of the Board from January 1987 to August 1990. Mr. Wickland was reelected Chairman of the Board in August 1991, and currently serves in this capacity.

For more than five years, he has served as Chairman of the Board of Wickland Oil Co., a Sacramento based petroleum distribution and marketing company.

     John A. Wickland, III: Mr. Wickland has served as a director since January 1989. Since 1989, he has also been President of Wickland Corporation and Wickland Properties. He also holds executive positions with Wickland Oil Company. From 1975 through 1989, he was President of Regal Stations, Inc., the predecessor corporation of Wickland Properties.

     There is no family relationship between any of the directors listed above, except that John A. Wickland, III is the son of J. Al Wickland, Jr.

The Board of Directors and Committees

     The Board of Directors is responsible for the overall affairs of the Bank. To assist it in carrying out this responsibility, the Board has delegated certain authority to several standing committees. These include a Compensation Committee, Loan Committee, Audit Committee, Investment Committee and Trust Committee. The membership and duties of these committees are as follows:

     The Compensation Committee is chaired by Mr. John A. Wickland, III, and Messrs. Robert T. Jenkins and Louis G. Fifer serve as members. The Compensation Committee held one meeting during 1993. The primary purpose of the Compensation Committee is to review and make recommendations regarding the policy of the Bank with respect to the compensation of the Bank's management. The Compensation Committee also serves as the Stock Option Committee for the Bank.

     The Loan Committee is chaired by Mr. John A. Wickland, III, and Messrs. Louis G. Fifer and William J. Martin serve as permanent members and Mr. Thayer
T. Prentice serves as an ex-officio member. Messrs. Thomas J. Hammer, Jr., Robert T. Jenkins, J. Al Wickland, Jr. and Ms. Carolyn G. Reid are rotating members. During 1993, the Loan Committee held a total of 41 meetings. The purpose of the Loan Committee is to monitor adherence to the Bank's loan policies and to approve loan requests over the limits assigned to management. The Loan Committee also reviews loans approved by management for compliance with the Bank's lending policy and to determine credit worthiness of the borrower.

     The Audit Committee is chaired by Ms. Carolyn Reid, and Messrs. J. Al Wickland, Jr. and Robert T. Jenkins are members. During 1993, the Audit Committee held a total of four meetings. The purpose of the Audit Committee is to establish and maintain an internal audit system, review and modify internal Bank procedures, monitor reports by regulatory agencies, meet quarterly with independent auditors, and to recommend independent accountants for appointment by the Board of Directors.

     The Investment Committee is chaired by Mr. Robert T. Jenkins and Messrs. John A. Wickland, III and William J. Martin are members and Mr. Thayer T. Prentice is an ex-officio member. During 1993, the Investment Committee held a total of three meetings. The purpose of the Investment Committee is to monitor adherence to the Bank's Investment Policy and to review investment activity.

     The Trust Committee is chaired by Mr. Thomas J. Hammer, Jr., and Messrs. J. Al Wickland, Jr. and William J. Martin and Ms. Carolyn G. Reid are members and Mr. Thayer T. Prentice is an ex-officio member. During 1993, the Trust Committee held a total of eleven meetings. The purpose of the Trust Committee is to approve trust applications and terminations, and to review all trust investments and implement audits of all trust accounts.

     The Board of Directors does not currently have a standing Nominating Committee. The Board as a whole identifies potential nominees for election to the Board of Directors and will consider shareholder nominations in accordance with established procedures as outlined in the Bylaws of the Bank and stated in the Notice of Annual Meeting of Shareholders accompanying this proxy statement.

     The Board held 13 meetings in 1993; the committees held 55 meetings. Each of the persons who was a director of the Bank during 1993 attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of committee meetings of which he or she was a member, with the exception of John A. Wickland, III, who attended 73% of said meetings.

Directors' Compensation

     Each outside member of the Board of Directors receives $400 per board meeting and $200 per committee meeting attended. A total of $54,500 was paid during 1993 to all outside directors. Employee directors receive no compensation for attending meetings of the Board of Directors or committees of the Board.

Remuneration

     Cash Compensation

     The following table sets forth the aggregate remuneration for services in all capacities paid or accrued for the fiscal year ended December 31, 1993: (a) to each of the five most highly compensated principal officers of the Bank whose aggregate cash and cash equivalent forms of remuneration exceeded $60,000; and
(b) to all principal officers of the Bank as a group:

- - --------------------------------------------------------------------------------
                            CASH COMPENSATION TABLE

Identification and Capacities in Which                      Salaries, Fees and
Remuneration is Received                                           Bonuses (1)
- - --------------------------------------------------------------------------------
Thomas E. King (2)
President & Chief Executive Officer                                   $170,680

Susan J. Drack
Senior Vice President and
Commercial Banking Manager                                            $101,160

Bernard Rao
Senior Vice President and
Chief Administrative Officer                                           $95,640

Dennis F. Ceklovsky (3)
Senior Vice President and
Chief Credit Officer                                                   $90,340

Florence A. Bellacosa
Vice President and
Trust Department Manager                                               $77,760

All Principal Officers
as a Group (4)
(10 persons)                                                          $714,782

(1) Includes deferrals of salary pursuant to the 401(k) plan as described under the heading COMPENSATION PLANS below. No other compensation was paid or distributed during the last fiscal year to the: (i) individuals named in the cash compensation table above which in the aggregate equals or exceeds the lesser of $25,000 or 10 percent of the compensation set forth in the cash compensation table for such individual or (ii) group named in the cash compensation table above which in the aggregate equals or exceeds the lesser of $25,000 times the number of persons in the group or 10 percent of the aggregate compensation set forth in the cash compensation table for such group.

(2) Mr. King ceased being the President and Chief Executive Officer and a Director of the Bank effective April 15, 1994. For information regarding Mr. King's cessation of employment with the Bank, see "Severance Agreement with Thomas E. King."

(3) Mr. Ceklovsky ceased being an officer of the Bank effective April 2, 1994. It is expected that Mr. Ceklovsky will cease providing services to the Bank effective May 15, 1994. The Bank is currently negotiating a severance arrangement with Mr. Ceklovsky, which is expected to provide that Mr. Ceklovsky will, among other things, release the Bank and its affiliates from certain liabilities and obligations including those that arose out of his employment by the Bank and termination of that employment. The Bank, in turn, among other things, is expected to agree to pay to Mr. Ceklovsky the equivalent of six months' salary ($41,000) and if at the conclusion of six months from the effective date of the agreement Mr. Ceklovsky has not obtained subsequent employment or is not self-employed, the Bank will pay to Mr. Ceklovsky a continuation salary of $6,833 per month for up to three months or until Mr. Ceklovsky obtains such subsequent employment, whichever occurs first. It is also expected that the Bank will pay up to a maximum of $12,000 for Mr. Ceklovsky's out-placement assistance and will release Mr. Ceklovsky from certain liabilities and obligations including those that arose out of his employment by the Bank and termination of that employment. Ms. Kathleen M. Thomas was appointed to the office of Senior Vice President and Chief Credit Officer of the Bank effective April 2, 1994.

(4)  Includes all principal officers who served during 1993.

     Employment Agreement with Thomas E. King

     On April 3, 1992, the Bank entered into an employment agreement with Thomas
E. King, President and Chief Executive Officer, which provided for a base salary of $150,000 per year. In addition, the agreement provided that Mr. King was entitled to participate in the Bank's stock option plan and was eligible to receive up to 50% of his annual base salary in the form of an incentive bonus based upon the achievement of certain performance goals. Under the agreement, Mr. King was also entitled to severance compensation equal to twelve months base salary if the Board of Directors terminated Mr. King's employment during the first year of employment for reasons other than serious misbehavior or malfeasance. The severance compensation was to decrease each year after the first year of his employment until it reached zero after five years of employment.

     On August 26, 1993, the severance compensation portion of the agreement with Mr. King was amended. The amendment, among other things, provided that if Mr. King was terminated for reasons other than serious misbehavior or malfeasance, the Bank would pay to Mr. King as severance compensation the difference, if any, between $150,000 and the before-tax gain realized by Mr. King upon the sale of shares of the Bank's common stock that Mr. King had acquired, or had a right to acquire, pursuant to the Bank's Stock Option Plan.

     Severance Agreement with Thomas E. King

     Pursuant to the terms of a severance agreement dated April 7, 1994 (the "Severance Agreement"), between the Bank and Mr. King, Mr. King ceased being the President and Chief

Executive Officer and a Director of the Bank effective April 15, 1994. In connection with the termination of Mr. King's employment, Mr. King, among other things, agreed to provide consulting services to the Bank through August 15, 1994, relinquish rights he had to compensation that accrued and had not been paid prior to the time of his termination, relinquish rights he had to options to purchase shares of the Bank's Common Stock, and release the Bank and its affiliates from certain liabilities and obligations including those that arose out of his employment by the Bank, termination of that employment, and related matters. The Bank, in turn, among other things, agreed to pay to Mr. King a one-time severance payment of $150,000 on April 15, 1994, his out-placement assistance until he secures a full-time position, his costs of health insurance until the earlier of August 15, 1994, or the date he becomes eligible for health insurance benefits offered by a future employer, and, provided that he provides the consulting services described in the Severance Agreement for the time period described therein, to continue to pay to him his regular base salary of $12,500 per month through August 15, 1994. The Bank also agreed to release Mr. King from certain liabilities and obligations including those that arose out of his employment by the Bank, termination of that employment, and related matters.

     Employment Agreement with Thayer T. Prentice

     Effective March 30, 1994, the Bank entered into a five-year employment agreement with Thayer T. Prentice, Vice Chairman and Chief Executive Officer, which provides for a base salary of $150,000 per year. In addition, the agreement provides that Mr. Prentice is entitled to participate in the Bank's stock option plan and other employee benefit plans, is eligible to receive up to 40% of his annual base salary in the form of an incentive bonus based upon the achievement of certain performance goals and is to receive a $500,000 term life insurance policy and an automobile allowance of $500 per month. The agreement also provides that Mr. Prentice is entitled to severance compensation equal to $150,000 if he is terminated (a) without cause, or (b) in the event of certain reorganizations, including the sale of all or substantially all of the assets of the Bank, the merger, consolidation or reorganization of the Bank in which the Bank is not the survivor, or a tender offer involving fifty percent (50%) or more of the issued and outstanding voting securities of the Bank. Pursuant to the agreement, on March 30, 1994, Mr. Prentice was granted options to purchase 125,000 shares of the Bank's common stock at a price of $1.50 per share. Mr. Prentice's options have a term of ten years from the date of grant and become exercisable as to 25% of the shares underlying the options immediately and as to the remaining 75% of the shares, in equal installments on March 30, 1995, 1996, 1997 and 1998, subject to earlier vesting in connection with certain reorganizations described above.

     Employment Agreement with William J. Martin

     Effective April 2, 1994, the Bank entered into a five-year employment agreement with William Martin, President and Chief Operating Officer, which provides for a base salary of $125,000 per year. In addition, the agreement provides that Mr. Martin is entitled to participate in the Bank's stock option plan and other employee benefit plans, is eligible to receive up to 40% of his annual base salary in the form of an incentive bonus based upon the achievement of certain performance goals and is to receive a $500,000 term life insurance policy, a $20,000 one-time bonus upon execution of the agreement (which has been paid to Mr. Martin) and an automobile allowance of $500 per month. The agreement also provides that Mr. Martin is entitled to severance compensation equal to $125,000 if he is terminated (a) without cause, or (b) in the event of certain reorganizations, including the sale of all or substantially all of the assets of the Bank, the merger, consolidation or reorganization of the Bank in which the Bank is not the survivor, or a tender offer involving fifty percent (50%) or more of the issued and outstanding voting securities of the Bank. Pursuant to the agreement, on April 4, 1994, Mr. Martin was granted options to purchase 104,167 shares of the Bank's common stock at a price of $1.50 per share. Mr. Martin's options have a term of ten years from the date of grant and become exercisable as to 25% of the shares underlying the options immediately and as to the remaining 75% of the shares, in equal installments on April 4, 1995, 1996, 1997 and 1998, subject to earlier vesting in connection with certain reorganizations described above.

     Other New Principal Officers

     In addition to Messrs. Prentice and Martin, the Bank appointed Mr. Lawrence McGovern to the office of Senior Vice President and Chief Financial Officer and Ms. Kathleen Thomas to the office of Senior Vice President and Chief Credit Officer of the Bank, effective April 2, 1994. Prior to joining the Bank, from December 1993 to April 1, 1994, Mr. McGovern served as Senior Vice President, Lending of American River Bank. From January 1991 to December 1993, Mr. McGovern served as Senior Vice President, Lending of the Bank of San Francisco and from December 1988 to January 1991, he served as Division Finance Manager of First Interstate Bank of California. From December 1983 to December 1988, Mr. McGovern served as Vice President and Chief Financial Officer of Point West Bank.

     Prior to joining the Bank, from December 1993 to April 1, 1994, Ms. Thomas served as Senior Vice President and Chief Credit Officer of American River Bank. From December 1990 to December 1993, Ms. Thomas served as Senior Vice President and Team Leader of the Sacramento Regional Office of the Bank of San Francisco. For ten years prior to that time, Ms. Thomas served in various capacities in the banking industry, including Vice President and Credit Administration Support Manager of First

Interstate Bank of California, a Vice President of Wells Fargo Bank and Assistant Vice President Team Leader with Crocker National Bank.

Compensation Plans

     401(k) Plan

     The Bank established a 401(k) investment plan (the "Plan") for all eligible employees in 1988. The Plan permits each eligible employee to defer up to 15% of compensation on a pre-tax basis up to a specified maximum which for calendar year 1993 was $8,994. The Bank makes a matching contribution of $1.00 for every $1.00 of compensation deferred by the employee with a maximum matching contribution of 3% of the employee's annual compensation. The Bank incurred expenses on behalf of the Plan of $54,031, $54,419 and $56,900 for the years ended December 31, 1993, 1992 and 1991, respectively. During fiscal years 1993, 1992 and 1991, the Bank made matching contributions for the principal officers named in the Cash Compensation Table and groups as follows:

                              1993     1992      1991
                              ----     ----      ----

Thomas E. King              $ 4,680  $ 3,000   $   (1)
Susan J. Drack                2,655    1,632       -0-
Bernard Rao                   2,640    2,560     2,441
Dennis F. Ceklovsky           2,340      -0-       (1)
Florence A. Bellacosa         2,008    1,565       617

All Principal Officers
 as a Group (2)              14,848    9,753     7,666

All Officers (other than
 Principal Officers) as
 a Group (3)                 20,977   23,424    28,379

All Employees as a Group
(other than Officers and
Principal Officers) (4)      18,206   21,242    20,855

- - ------------------------

(1)  Such person was not an employee of the Bank during the period indicated.

(2)  Includes 6 persons in 1993, 4 in 1992 and 4 in 1991.

(3)  Includes 19 persons in 1993, 19 in 1992 and 19 in 1991.

(4)  Includes 36 persons in 1993, 37 in 1992 and 48 in 1991.

Stock Options

     During June 1992, the Bank adopted the 1992 Stock Option Plan (the "Stock Option Plan"), which was approved by the shareholders of the Bank at the Bank's 1993 Annual Meeting of Shareholders. The Stock Option Plan is administered by a Committee of two or more Directors, who, during their service as an administrator of the Stock Option Plan and during the one-year period prior to such service, have not received or been awarded any of the Bank's common stock pursuant to the Stock Option Plan or any other stock option or stock appreciation rights plan of the Bank. The Committee is currently composed of the same members who comprise the Compensation Committee of the Board.

     Options may be granted to officers and employees (including directors who are employees) of the Bank or a subsidiary of the Bank. Nonemployee directors of the Bank are not eligible to receive options under the Stock Option Plan. Options are granted at not less than the fair market value of the underlying shares on the date of the grant. Under the Stock Option Plan, the Bank may issue stock options with respect to an aggregate of 306,023 shares of common stock. As of April 15, 1994, 275,367 shares of common stock were subject to outstanding options granted under the Stock Option Plan (including the options described above that were recently granted to Messrs. Prentice and Martin) and 30,656 shares remained available for subsequent option grants. Options may be either incentive stock options or nonqualified stock options.

     Options granted under the Stock Option Plan shall be granted to employees and officers of the Bank who in the judgment of the Board of Directors or the committee designated by the Board, contribute to the successful conduct of the Bank's operations through their judgment, interest, ability and special efforts, and shall vest in such manner as the Board or the committee designated by the Board determines, but such vesting period shall not exceed ten years from the date the option is granted.

     If the optionee ceases to be an officer or employee of the Bank or any of its subsidiaries due to death or disability, the Stock Option Plan provides that the optionee's estate, or in the case of disability of the optionee, the optionee, may exercise the options for a period of twelve months following the date of such death or disability to the extent the option was exercisable on such date, and provided that the date of exercise is in no event after the expiration of the term of the option. If the optionee ceases to be an officer or employee of the Bank or any of its subsidiaries because the optionee has been terminated for cause, the optionee shall have no right to exercise such options. In all other circumstances, the optionee may exercise any vested stock options within three months after such optionee ceases to be an officer or employee of the Bank or any of its subsidiaries, provided that the date of exercise is in no event after the expiration of the term of the option. Currently, the Bank has 7 principal officers and 77 other full-time employees.

     The following table shows, as to the persons named therein, certain information with respect to stock options, including: (i) the title and aggregate amount of shares subject to options granted since January 1, 1992, and
(ii) the average per share exercise price thereof.

 Shares of                             Thomas E.   Thayer T.  William J.  Bernard    Dennis F.     Susan J.    Florence
Common Stock                             King(1)   Prentice    Martin      Rao      Ceklovsky(2)    Drack      Bellacosa
- - ------------                           ---------   ---------  ----------  -------   ------------   --------    ---------
Granted from January 1,
1992 to April 15, 1994:

   Number of Shares                     102,008     125,000    104,167    16,600      16,600        10,000        3,000

   Average per share                      $2.00       $1.50      $1.50     $1.70       $1.70         $1.50        $1.50
   option price

Exercised from January 1, 1992
to April 15, 1994:

   Number of Shares                           0           0          0         0           0             0            0

   Net value (market value of                $0          $0         $0        $0          $0            $0           $0
   shares on date options
   exercised less exercise price)

Exercisable options at
April 15, 1994:

   Number of Shares                         (1)      31,250     26,042     2,200       2,200             0            0

   Average per share option price           (1)       $1.50      $1.50     $2.00       $2.00            $0           $0

- - --------------------------------

(1) Mr. King ceased being an officer and director of the Bank on April 15, 1994. As part of Mr. King's Severance Agreement described above, Mr. King agreed that his stock options will have terminated effective April 4, 1994.

(2) Mr. Ceklovsky ceased being an officer of the Bank effective April 2, 1994. It is expected that Mr. Ceklovsky will cease providing services to the Bank effective May 15, 1994. The Bank is currently negotiating a severance arrangement with Mr. Ceklovsky, the expected terms of which are described above.

     As of April 15, 1994, all principal officers as a group (7 in number), held options to purchase 275,367 shares of the Bank's Common Stock at exercise prices ranging between $1.50 and $2.00 per share. There are no options outstanding other than those described in the table above.

Transactions with Management

     In the ordinary course of its business, the Bank enters into banking transactions with related parties, including directors, principal shareholders and their affiliates on substantially the same terms, including interest rates and collateral, as to unaffiliated parties. At December 31, 1993, there were no such borrowings.


                COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Bank's directors and executive officers, and any person who owns more than ten percent of the Bank's common stock, to file with the FDIC initial reports of ownership and reports of changes in ownership of common stock of the Bank. Directors, executive officers and greater than ten-percent shareholders, if any, are required by FDIC regulations to furnish the Bank with copies of all Section 16(a) forms they file. To the Bank's knowledge, based solely on review of the copies of such reports furnished to the Bank and written representations that no other reports were required, during the fiscal year ended December 31, 1993, all directors and executive officers of the Bank were in compliance with the applicable Section 16(a) filing requirements, except as follows: Director Louis
G. Fifer purchased 500 shares of common stock in 1993. The purchase was required to be reported on a Form F-8, which was not filed; however, an FDIC Form F-8A disclosing the purchase was filed with the FDIC four days after the Form F-8A filing deadline of February 14, 1993. Florence Bellacosa, the Vice President and Trust Department Manager of the Bank was late in filing a Form F-7.


                 PROPOSAL TWO:  AMENDMENT TO STOCK OPTION PLAN

     Shareholders are being asked to approve an amendment to the Stock Option Plan, which amendment was approved by the Board of Directors on April 20, 1994. The amendment would increase the number of shares available under the Stock Option Plan from 306,023 to 500,000. Certain information regarding the Stock Option Plan, including information regarding the purpose of, administration of, persons eligible under, and option grants under, the Stock Option Plan, is summarized above under "PROPOSAL ONE: ELECTION OF DIRECTORS -- Compensation Plans -Stock Options." Certain additional information, including information regarding shares available for grant under the Stock Option Plan and federal tax consequences of option grants and exercises, is summarized below. A copy of the proposed amendment to the Stock Option Plan is attached hereto as Appendix A.

     Assuming the amendment to the Stock Option Plan is approved by the shareholders, the grant of options entitling optionees to purchase in excess of 306,023 shares of the Bank's Common Stock under the Stock Option Plan and the issuance of shares pursuant to the exercise of such options is subject to obtaining a permit from the California State Banking Department. The Bank will apply for such a permit as soon as practicable.

Shares Subject to the Plan

     As indicated above, under the Stock Option Plan, the Bank may issue stock options with respect to an aggregate of 306,023 shares of common stock. As of April 15, 1994, 275,367 shares of common stock were subject to outstanding options granted under the Stock Option Plan and 30,656 shares remained available for subsequent option grants. Options may be either incentive stock options or nonqualified stock options. If the shareholders of the Bank approve the amendment to the Stock Option Plan attached hereto as Appendix A and the Bank obtains a permit from the California State Banking Department, the Bank will be permitted to issue stock options with respect to an aggregate of 500,000 shares of common stock.

Adjustment Upon Changes in Capitalization or Merger

     The number of shares of common stock reserved for issuance under the Stock Option Plan, the number of shares of common stock covered by each outstanding option and the exercise price as to outstanding options shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Bank's common stock, or any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by the Bank. In the event of a sale of the Bank, or a merger or consolidation in which the Bank is not the surviving or resulting corporation, outstanding options will become exercisable in full for a period of thirty days prior to the consummation of such event if the surviving or resulting corporation has determined not to assume outstanding options granted under the Stock Option Plan. In the event of dissolution or liquidation of the Bank, outstanding options will terminate.

Amendment and Termination of the Plan

     The Stock Option Plan became effective upon its adoption by the Board of Directors and will continue for a term of 10 years unless sooner terminated by the Board of Directors. The Board of Directors may amend or terminate the Stock Option Plan from time to time as they deem advisable. No such amendment or termination will affect outstanding options without the consent of the affected optionee.

     The Board may not, without the approval of the Bank's shareholders (to the extent such shareholder approval is required by applicable law), amend the Stock Option Plan to (i) materially increase the benefits accruing to participants under the Stock Option Plan, (ii) materially increase the number of shares which may be issued under the Stock Option Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan.

Federal Tax Consequences

     Options granted under the Stock Option Plan may be either Incentive Options which satisfy the requirements of Section 422 of the Code or Nonstatutory Options which do not meet such requirements. The federal income tax treatment for the two types of options differs as follows:

     Incentive Options. No taxable income is recognized by an optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. However, the excess of the fair market value of the Bank's common stock received upon the exercise of an Incentive Option over the exercise price is includable in the employee's alternative minimum taxable income ("AMTI") and may be subject to the alternative minimum tax ("AMT"). For AMT purposes only, the basis of the Bank's common stock received upon exercise of an Incentive Option is increased by the amount of such excess.

     An optionee will recognize taxable income in the year in which the purchased shares acquired upon exercise of an Incentive Option are sold or otherwise disposed. For federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. An optionee will make a qualifying disposition of the purchased shares if the sale or disposition is made more than two years after the grant date of the option and more than one year after the exercise date. If an optionee fails to satisfy either of these two holding periods prior to sale or disposition, then a disqualifying disposition of the purchased shares will result.

     Upon a qualifying disposition, an optionee will recognize long-term capital gain or loss in an amount equal to the difference between the amount realized upon the sale or other disposition of the purchased shares and the exercise price paid for the shares except that for AMT purposes, the gain or loss would be the difference between the amount realized upon the sale or other disposition of the purchased shares and the employee's basis increased as described above. If there is a disqualifying disposition of the shares, then the optionee will generally recognize ordinary income to the extent of the lesser of the difference between the exercise price and (i) the fair market value of the Bank's common stock on the date of exercise; or (ii) the amount realized on such disqualifying disposition. Any additional gain recognized upon the disposition will be capital gain. If the amount realized is less than the exercise price, the optionee will, in general, recognize a capital loss. If the optionee makes a disqualifying disposition of the purchased shares, then the Bank will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, to the extent the optionee recognizes ordinary income. In no other instance will the Bank be allowed a deduction with respect to the optionee's disposition of the purchased shares.

     Nonstatutory Options. No taxable income is recognized by an optionee upon the grant of a Nonstatutory Option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of purchased shares on the date of exercise over the exercise price paid for such shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income. Upon a subsequent sale of the purchased shares, the optionee will generally recognize either a capital gain or a capital loss depending on whether the amount realized is more or less than the exercise price plus the difference between the exercise price and the fair market value on the date of exercise.

     The Bank will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee with respect to an exercised Nonstatutory Option. The deduction will in general be allowed for the taxable year of the Bank in which ordinary income is recognized by the optionee in connection with the acquisition of the option shares.

Accounting Treatment

     Under present accounting rules, neither the grant nor the exercise of options issued at fair market value under the Stock Option Plan will result in any charge to the Bank's earnings. However, the number of outstanding options under the Stock Option Plan may be a factor in determining earnings per share. All of the existing accounting rules for stock compensation plans are currently being reviewed by the Financial Accounting Standards Board and may be the subject of significant changes in the near future. The proposals under consideration, if adopted, could result in a charge against earnings; however, the Bank cannot now determine the impact, if any, of such proposals on the Bank's financial position or results of operations.

Vote Required

     The amendment to the Stock Option Plan described herein is subject to approval by the Bank's shareholders. The affirmative vote of the holders of a majority of the shares of the Bank's common stock present in person or represented by proxy and entitled to vote at the Meeting, and by the holders of a majority of the disinterested shares present in person or represented by proxy and voting at the Annual Meeting, is required to approve the amendment provided that the number of affirmative votes equals at least a majority of the shares constituting the required quorum. For this purpose, "disinterested shares" are shares held by persons who have not been granted an option under the Stock Option Plan. Abstentions will be counted for purposes of determining the number of shares entitled to vote on the proposal and will have the effect of a vote against the proposal. Although "broker non-votes" (shares held by brokers or nominees which are present in person or represented by proxy at the meeting but as to which voting instructions have not been received from the beneficial owners or persons entitled to vote such shares and the broker or nominee does not have discretionary voting power under applicable New York Stock Exchange rules or other rules applicable to brokers) with respect to Proposal Two, if any, will be counted to determine the presence or absence of a quorum, broker nonvotes with respect to this proposal will not be counted in determining the number of shares entitled to vote on this proposal.

     The Board recommends a vote for Proposal Two.
                                 ---


     PROPOSAL THREE:  RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     During 1993, management obtained proposals from independent public accounting firms to act as independent accountants for the Bank for the 1993 fiscal year. The decision to request such proposals was not based upon any disagreement with the prior accountants, Arthur Andersen & Co. Rather, management desired to seek proposals in an attempt to secure responsive services at a competitive price. The firm of KPMG Peat Marwick served as the Bank's independent public accountants for the 1993 fiscal year.

     The Board of Directors also recently selected KPMG Peat Marwick as the Bank's independent accountants for the current year. Representatives of KPMG Peat Marwick will be present at the Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

     Unless marked to the contrary, proxies received will be voted "For" the ratification of the appointment of KPMG Peat Marwick as the independent public accountants for the Bank for the current year.

                           PROPOSALS OF SHAREHOLDERS

     Under certain circumstances, shareholders are entitled to present proposals at shareholder meetings. Any such proposal to be included in the proxy statement for the Bank's 1995 Annual Meeting of Shareholders must be received no later than January 3, 1995, in a form that complies with applicable FDIC regulations. Proposals should be sent to the attention of the Corporate Secretary, CapitolBank Sacramento, P.O. Box 2311, Sacramento, California 95812-2311.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters which may be presented at the Meeting. If other matters properly come before the Meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy in accordance with the judgment of the person or persons voting such proxies.

     In addition to the matters described above, there will be an address by the Chairman of the Board and a general discussion period during which shareholders will have an opportunity to ask questions about the business of the Bank.

CAPITOLBANK SACRAMENTO


/s/ Thayer T. Prentice

Thayer T. Prentice
Vice Chairman &
Chief Executive Officer

Dated: May 4, 1994

     Shareholders may obtain a copy of the Bank's annual report to the Federal Deposit Insurance Corporation on Form F-2 which includes financial statements for the fiscal year ended December 31, 1993 and all supplemental schedules thereto, by writing to CapitolBank Sacramento, P.O. Box 2311, Sacramento, California 95812-2311.

                                   APPENDIX A

     3.  Stock Subject to the Plan.  Subject to the provisions of Section
         -------------------------
12 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 500,000 shares of Common Stock. If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan.

                             CAPITOLBANK SACRAMENTO
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


          The undersigned hereby appoints Thayer T. Prentice, Vice Chairman of the Board & Chief Executive Officer and Bernard Rao, Senior Vice President & Chief Administrative Officer and each of them, with full power of substitution, as proxies of the undersigned, to attend the Annual Meeting of Shareholders of CapitolBank Sacramento to be held at the Sutter Club, 1229 9th Street, Sacramento, California, on Wednesday, May 24, 1994 at 5:00 p.m. and any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present upon the following items and to vote according to their discretion on any other matter which may properly be presented for action at said meeting or any adjournment or postponement thereof:

1.   Election of Directors.

     [_]  FOR all nominees      [_]  WITHHOLD AUTHORITY to vote for all
          listed below               nominees listed below
          (except as
          indicated to the
          contrary below)

            Louis G. Fifer, Carolyn G. Reid, Thomas J. Hammer, Jr.
           Robert Jenkins, John A. Wickland, III, Thayer T. Prentice
                       William J. Martin, Ralph Andersen

INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominee's name in the space provided below.


- - -------------------------------------------------------------------------------
     The Board of Directors recommends a vote FOR the foregoing nominees.

2. Amendment to Stock Option Plan. Proposal to approve an amendment to the Bank's 1992 Stock Option Plan to increase the number of shares available thereunder from 306,023 to 500,000.

          [_]  FOR      [_]  AGAINST      [_]  ABSTAIN

3. Ratification of Independent Public Accountants. Proposal to ratify the appointment of KPMG Peat Marwick as independent public accountants for the Bank for the current year.

          [_]  FOR      [_]  AGAINST      [_]  ABSTAIN

               (To be completed and signed on the reverse side)

                          (Continued from other side)

     THIS PROXY WILL BE VOTED AS SPECIFIED, OR IF NO CHOICE IS SPECIFIED, WILL BE VOTED FOR THE NINE NOMINEES FOR ELECTION AS DIRECTORS, FOR THE AMENDMENT TO THE STOCK OPTION PLAN AND FOR THE RATIFICATION OF KPMG PEAT MARWICK AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE CURRENT YEAR. THE PROXYHOLDERS NAMED ON THE REVERSE SIDE OF THIS CARD SHALL HAVE THE DISCRETIONARY AUTHORITY TO CUMULATE VOTES REPRESENTED BY THE SHARES OF THE UNDERSIGNED IN THE ELECTION OF DIRECTORS IF THE REQUIREMENTS FOR CUMULATIVE VOTING ARE SATISFIED. (Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.)


                             Dated:  ____________________________, 1994



                             Signature ________________________________



                             Signature, if held
                             jointly __________________________________

SHAREHOLDERS ARE URGED TO MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.